Exhibit 32.1

Certification of
Donald D. Wolf, Chief Executive Officer
of Westport Resources Corporation

     This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2003 of Westport Resources Corporation (the “Issuer”).

     I, Donald D. Wolf, the Chief Executive Officer of the Issuer certify that to the best of my knowledge:

(i)	the Form 10-Q fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 14, 2003.

By:	/s/ DONALD D. WOLF
Name:	Donald D. Wolf
Title:	Chief Executive Officer

Subscribed and sworn to before me
this 14th day of November, 2003.

By:	/s/ KAYLA K. SPARKS
Name:	Kayla K. Sparks
Title:	Notary Public
My commission expires: 1/16/2006